UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2004

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, Colorado	80202
(Address of principal executive offices)	Zip Code)

(303) 298-8008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 2, 2004, Rentech announced that it had agreed with the Wyoming Business Council to perform an engineering design and economic analysis for a Fischer-Tropsch (F-T) gas-to-liquids (GTL) plant using Wyoming coal as feedstock.

The analysis will evaluate the economic viability of constructing a mine-mouth FT plant capable of producing 10,000 barrels per day of ultra-low sulfur diesel (FTD). The proposed distribution points would be in Wyoming, California and other western states. A plant is expected to require about 3 million tons per year of Wyoming coal for every 10,000 barrels per day of production capacity of the plant.

The contract price of $500,000 for the analysis is being funded through an award of that amount from the state of Wyoming under a U.S. Department of Energy fund. The work is expected to be completed in approximately six months.

The analysis will include a review of the available technologies suitable to gasify Wyoming coal into synthesis gas to be used as feedstock for a FT plant. The study will also attempt to establish typical criteria required for funding, potential partnering, and the most effective use of private and governmental pathways to bring a project to commercial use.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit 99.1        Press release by Rentech dated June 2, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

On June 2, 2004, Rentech issued a press release announcing that it had agreed with the Wyoming Business Council to perform an engineering design and economic analysis. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under “Item 9. Regulation FD Disclosure,” including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Rentech, except as may be expressly set forth by specific reference in such document.

Statements made in this report and its exhibits and the information incorporated by reference into this report that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech’s results include the availability of financing for the project, the decision of others as to proceeding with the project, the timing of various phases of the project, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

By:	/s/ Ronald C. Butz
Ronald C. Butz
Chief Operating Officer

Date:    June 4, 2004